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Exhibit 99.1

For Immediate Release

TSX-XPL
Press Release

Xplore Reports Q2'08 Results

        Austin, Texas—November 13, 2007—Xplore Technologies Corp. (TSX: XPL) ("Xplore" or the "Company"), a leading rugged mobile computer provider, reported today results of operations for its second quarter ended September 30, 2007.

Financial Results of Operations

        Revenue for the three months ended September 30, 2007 and 2006 was approximately $5,187,000 and $8,660,000, respectively, and for the six months ended September 30, 2007 and 2006 was approximately $12,909,000 and $17,839,000, respectively. Current year revenue decreased over the prior year revenue by approximately 40% for the three months ended principally due to a 42% decline in unit sales and 28% for the six months ended resulting from a 32% decline in unit sales partially offset by 4% and 6% improvement in average selling price for the three and six months ended September 30, 2007, respectively. The Company is developing numerous new products, including a rugged notebook PC, as well as the next generation of its iX Tablet PC. Management believes these products will be available in 2008 and should enable the Company, through their introduction, to resume the growth of its revenues.

        Gross profit for the three months ended September 30, 2007 and 2006 was approximately $1,623,000 and $2,414,000, respectively, and gross profit as a percent of revenue for those periods were 31.1% and 27.9%, respectively. Gross profit for the six months ended September 30, 2007 and 2006 was approximately $3,928,000 and $4,922,000, respectively, and gross profit as a percent of revenue for those periods was 30.4% and 27.6%, respectively. The improvement in gross profit as a percentage of revenue for the three and six months ended September 30, 2007 as compared to the prior corresponding period was attributable to the cost reduction initiatives principally related to component pricing and freight.

        Operating expenses for the three months ended September 30, 2007 and 2006 were approximately $3,298,000 and $3,132,000, respectively, and for the six months ended September 30, 2007 and 2006 were approximately $6,705,000 and $6,106,000, respectively. The increase was principally due to the non-recurring costs associated with our corporate migration to the United States of $345,000 and an increase in engineering development costs of $564,000 related to the development of future products, including a rugged notebook. In addition, the Company had non-cash charges related to employee stock compensation of $480,000 and a $190,000 non-cash charge relating to the value assigned to warrants issued for strategic and financial advisory services. These increases were offset by the reduction of variable costs directly related to the decline in revenue that include commission expense and marketing development fund co-op expenses.

        The Company's net loss was approximately $1,751,000 ($0.03 per share) and $752,000 ($0.01 per share) for the three months ended September 30, 2007 and 2006, respectively, and approximately $2,858,000 ($0.04 per share) and $3,395,000 ($0.06 per share) for the six months ended September 30, 2007 and 2006, respectively.

Financings

        During the three months ended, September 30, 2007, the Company completed a private placement raising total gross proceeds of approximately $7,387,000 and issuing 14,774,000 shares of its Series C Convertible Preferred Stock and warrants to purchase 7,387,000 shares of common stock. Also on August 8, 2007, the Company's remaining debenture with an outstanding principal balance of $250,000 was exchanged for 500,000 shares of Series C Preferred Stock and warrants to purchase 250,000 shares of common stock.

        The financial data is presented in accordance with U.S. GAAP. The prior year financial statements attached to this press release have been restated as discussed in our Form 10-K filed on June 27, 2007.

About Xplore Technologies®

        Xplore Technologies Corp, founded in 1996, is engaged in the business of the development, integration and marketing of rugged mobile wireless PC computing systems. Xplore, whose common shares are listed for trading on the Toronto Stock Exchange under the symbol TSX: XPL, has offices in Austin Texas and Helsinki Finland. Its rugged iX104™ family of hardware solutions incorporate award winning technology, and are designed based on years of customer design input. Xplore's diverse customer base comes from the public safety, retail and wholesale warehousing, utility, military, field service and transportation industries. Xplore hardware solutions are available from Xplore or one of its authorized channel partners, for more information, visit www.xploretech.com.

Xplore Contact Information:

Xplore: For Media or U.S. Investor Information Contact:

Martin Janis & Company, Inc. Beverly Jedynak Tel: (312) 943-1100 Email:b.jedynak-janispr@worldnet.att.net

        The Toronto Stock Exchange has neither approved nor disapproved the information contained herein.

        Xplore Technologies is a registered trademark of Xplore Technologies Corporation of America. iX104, iX104R, iX104T, Renegade, All Terrain, iX104C2 are trademarks of Xplore Technologies Corporation of America. All other tradenames, marked or not, are the sole property of their respective owners.

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words "may", "would", "could", "will", "intend", "plan", "anticipate", "believe", "estimate", "expect" and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore's current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors detailed from time to time in filings made by Xplore with securities regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.

—See attachments—

XPLORE TECHNOLOGIES CORP.
Consolidated Balance Sheets
(in thousands of US dollars)

	September 30, 2007	March 31, 2007
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,626	$1,711
Accounts receivable	3,397	4,408
Inventory	4,100	3,639
Prepaid expenses and other current assets	871	771

	14,994	10,529
Fixed assets, net	533	585
Deferred charges	549	—

	$16,076	$11,114

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$4,191	$5,319
Bank indebtedness	1,405	—

Total current liabilities	5,596	5,319
Debenture	—	250

Commitments and contingencies	5,596	5,569

SHAREHOLDERS' EQUITY:
Series A Preferred Stock, par value $0.001 per share; authorized 64,000; shares issued 63,473	63	63
Series B Preferred Stock, par value $0.001 per share; authorized 10,000; shares issued 9,989	10	10
Series C Preferred Stock, par value $0.001 per share; authorized 20,000; shares issued 15,274	15	—
Common Stock, par value $0.001 per share; authorized 300,000; shares issued 65,941 and 64,099, respectively	66	64
Additional paid-in capital	106,901	98,469
Accumulated other comprehensive loss	(1,130)	(1,104)
Accumulated deficit	(95,445)	(91,957)

	10,480	5,545

	$16,076	$11,114

XPLORE TECHNOLOGIES CORP.
Consolidated Statements of Loss—Unaudited
(in thousands of US dollars, except loss per common share)

	Three Months Ended		Six Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
		(Restated)		(Restated)
Revenue	$5,187	$8,660	$12,909	$17,839
Cost of revenue	3,564	6,246	8,981	12,917

Gross profit	1,623	2,414	3,928	4,922

Expenses:
Sales, marketing and support	1,135	1,553	2,364	3,127
Product research, development and engineering	858	641	1,656	1,241
General administration	1,305	938	2,685	1,738

	3,298	3,132	6,705	6,106

Loss from operations	(1,675)	(718)	(2,777)	(1,184)

Other expenses:
Interest expense	(33)	(33)	(48)	(1,375)
Loss on extinguishment of debt	—	—	—	(832)
Other	(43)	(1)	(33)	(4)

	(76)	(34)	(81)	(2,211)

Net loss	$(1,751)	$(752)	$(2,858)	$(3,395)
Deemed dividends related to beneficial conversion feature of convertible Preferred Shares	(1,149)	(2,880)	(1,149)	(3,381)
Dividends attributable to Preferred Shares	(326)	(288)	(640)	(368)

Net loss attributable to common shareholders	(3,226)	(3,920)	(4,647)	(7,144)

Loss per common share	(0.03)	(0.01)	(0.04)	(0.06)
Deemed dividends related to beneficial conversion feature of convertible Preferred Shares	(0.02)	(0.05)	(0.02)	(0.06)
Dividends attributable to Preferred Shares	—	(0.01)	(0.01)	(0.01)

Loss per share attributable to common shareholders	$(0.05)	$(0.07)	$(0.07)	$(0.13)

Weighted average number of common shares outstanding	65,215	58,155	64,720	58,006

XPLORE TECHNOLOGIES CORP.
Consolidated Statements of Cash Flows—Unaudited
(in thousands of US dollars)

	Three Months Ended September 30,		Six Months Ended September 30,
	2007	2006	2007	2006
		(Restated)		(Restated)
CASH FLOWS FROM OPERATING ACTIVITES:
Cash used in operations:
Net loss	$(1,751)	$(752)	$(2,858)	$(3,395)
Items not affecting cash:
Depreciation and amortization	96	109	245	221
Amortization of deferred financing costs	—	—	—	979
Loss on extinguishment of debt	—	—	—	832
Stock-based compensation expense	252	233	480	293
Equity instruments issued in exchange for services	225	23	257	40
Changes in operating assets and liabilities:
Accounts receivable	423	238	1,011	(851)
Inventory	429	(2,113)	(461)	(2,250)
Prepaid expenses and other current assets	(371)	349	(100)	699
Accounts payable and accrued liabilities	(2,789)	870	(1,191)	1,315

Net cash used in operating activities	(3,486)	(1,043)	(2,617)	(2,117)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to fixed assets	(99)	(199)	(193)	(295)

Net cash used in investing activities	(99)	(199)	(193)	(295)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings	4,750	3,900	4,750	12,825
Repayment of bank indebtedness	(3,345)	(5,811)	(3,345)	(14,497)
Proceeds on issuance of debentures	—	—	—	1,000
Proceeds on issuance of Common Shares	—	944	—	944
Net proceeds from issuance of Series A Preferred Shares	—	1,815	—	2,251
Net proceeds from issuance of Series B Preferred Shares	—	2,908	—	2,908
Net proceeds from issuance of Series C Preferred Shares	6,320	—	6,320	—
Proceeds from exercise of warrants	—	—	—	130

Net cash provided by financing activities	7,725	3,756	7,725	5,561

CHANGE IN CASH AND CASH EQUIVALENTS	4,140	2,514	4,915	3,149
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,486	691	1,711	56

CASH AND CASH EQUIVALENTS, END OF YEAR	$6,626	$3,205	$6,626	$3,205

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS:
Payments for interest	$54	$30	$69	$247

Payments for income taxes	$—	$—	$—	$—

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  Exhibit 99.1